UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Date of report; date of earliest event reported) July 27, 2007

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10706	38-1998421
(Commission File Number)	(I.R.S. Employer Identification No.)
Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226
(Address of principal executive offices, with zip code)
(313) 222-2840
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES
EXHIBIT INDEX
Underwriting Agreement
Form of Floating Rate Senior Note Due 2010
Indenture

Item 8.01 Other Events
Comerica Incorporated (“Comerica”) entered into an Underwriting Agreement, dated as of July 24, 2007 (the “Underwriting Agreement”), with Banc of America Securities LLC and Barclays Capital Inc., as representatives of the several underwriters named on Schedule 1 to the Underwriting Agreement (the “Underwriters”), pursuant to which Comerica agreed to issue to the Underwriters $150,000,000 aggregate principal amount of Floating Rate Senior Notes due 2010.
A copy of the Underwriting Agreement, the form of the Floating Rate Senior Note and the Indenture governing the Floating Rate Senior Notes are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED
Date: July 27, 2007	/s/ Robert W. Spencer, Jr.
Robert W. Spencer, Jr.
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Underwriting Agreement, dated July 24, 2007 between Comerica Incorporated and Banc of America Securities LLC and Barclays Capital Inc., as representatives of the several underwriters named on Schedule 1 to the Underwriting Agreement.

99.2	Form of Floating Rate Senior Note Due 2010.

99.3	Indenture, dated as of July 15, 2007, between Comerica Incorporated and the Bank of New York, as Trustee.